EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Geeknet, Inc.
Mountain View, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92409; 333-92391; 333-38768; 333-38766; 333-38874; 333-59096; 333-71944; 333-101965; 333-116778 and 333-148056) of Geeknet, Inc. of our report dated February 25, 2010, relating to the consolidated financial statements and the related financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ Stonefield Josephson, Inc.

San Francisco, California
February 25, 2010